Exhibit 23.1

                                  Want & Ender
                          Certified Public Accountants
                         386 Park Ave. South Suite 1816
                               New York, NY. 10016
                            Telephone (212) 838-5100

Martin Ender, CPA
Stanley Z. Want, CPA, CFP


The Board of Directors and Stockholders
Odyssey Pictures Corp.
New York, NY 10022

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 1, 2002 on our audit of the financial statements of Odyssey Pictures Corp. for the year ended June 30, 2002.

/s/ Martin Ender
------------------
Want & Ender, CPA, PC

New York, NY
August 6, 2003